Exhibit 10.2

THE SECURITIES REPRESENTED BY THIS NOTE, INCLUDING THE  SECURITIES INTO WHICH THIS NOTE MAY BE CONVERTED, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (TOGETHER WITH THE RULES AND REGULATIONS PROMULGATED THEREUNDER, THE “ACT”) OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED FOR SALE OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR UPON ISSUANCE OF AN OPINION OF COUNSEL (SATISFACTORY TO THE COMPANY) THAT SUCH SALES ARE PERMISSIBLE UNDER RULE 144 OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

True Drinks Holdings, Inc.

SECURED CONVERTIBLE PROMISSORY NOTE

[$ ] (Original Principal Amount)	Dated: [ , 2013] (“Issuance Date”)

FOR VALUE RECEIVED, True Drinks Holdings, Inc., a corporation incorporated under the laws of the State of Nevada (the “Company”), hereby promises to pay to [ ] (the “Payee”), or its registered assigns, the principal amount of [] ([US$]) together with interest thereon calculated from the Issuance Date (“Interest Commencement Date”) in accordance with the provisions of this Senior Secured Convertible Promissory Note (as amended, modified and supplemented from time to time, this “Note” and together with any other Notes issued in the Offering or upon transfer or exchange, the “Notes”). This Note is issued in connection with the Offering and pursuant to the terms of the Subscription Agreement of even date herewith and is part of a series of Notes that may be issued from time to time by the Company in an aggregate principal amount not to exceed $2,500,000 (unless the Company’s over-allotment option is exercised) as provided in the Subscription Agreement. Capitalized terms not defined in this Note shall have the meaning ascribed to them in the Subscription Agreement.

Certain capitalized terms are defined in Section 9 hereof.

1.           Payment of Interest. Subject to increase following the Company’s exercise of the First Extension Option and/or the Second Extension Option (each as defined below), interest shall accrue on the unpaid principal amount of this Note at a rate equal to twelve percent (12%) per annum (the “Interest Rate”) beginning on the Interest Commencement Date. Interest on this Note shall compounded monthly and paid on a monthly basis, in cash. Following any Event of Default (as defined below), interest on this Note shall accrue, to the extent permitted by law, at a rate equal to the lesser of seventeen percent (17%) per annum or the maximum rate permitted by applicable law retroactive to the Issuance Date. Interest shall be computed on the basis of the actual number of days elapsed and a 360-day year. Provided that the Company is not in default under this Note or in breach of any provision of the Offering Documents at the time either extension option is exercised, the Company shall have two options to extend the Maturity Date (as defined below) until February 28, 2014 (the “First Extension Option”) and then until May 31, 2014 (the “Second Extension Option”);.In the event that the Company exercises the First Extension Option, the Interest Rate shall increase to fourteen percent (14%) per annum on the unpaid principal of this Note for such three month period. In the event that the Company exercises the Second Extension Option, the Interest Rate shall increase to fifteen percent (15%) per annum on the unpaid principal of this Note for such three month period. NOTWITHSTANDING THE FOREGOING, IN NO EVENT WILL THE APPLICABLE INTEREST RATE ON THIS NOTE EVER EXCEED THE MAXIMUM RATE PERMITTED UNDER APPLICABLE LAW. IF, BUT FOR THE PRECEDING SENTENCE, THE INTEREST RATE ON THIS NOTE FOR ANY PERIOD WOULD EXCEED THE MAXIMUM RATE PERMITTED UNDER APPLICABLE LAW, THE INTEREST RATE FOR SUCH PERIOD SHALL BE REDUCED TO THE MAXIMUM RATE PERMITTED UNDER APPLICABLE LAW.

2.           Maturity Date. Subject to the Company’s exercise of the First Extension Option and/or Second Extension Option, the entire principal amount of this Note and all accrued but unpaid interest thereon shall be due and payable in full in cash in immediately available funds on November 29, 2013 (the “Maturity Date”). Any overdue principal and overdue interest together with any interest thereon, shall be due and payable upon demand. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, the Company shall not be entitled to exercise either the First Extension Option or the Second Extension Option. In the event the Company elects to exercise the either the First Extension Option and/or the Second Extension Option, it shall provide the Payee with at least five (5) Business Days prior written notice (which notice may be provided by electronic mail) prior to the applicable Maturity Date.

3.	Conversion.

(a)           In the event of a Qualified Financing, the Payee shall have the option to (i) convert this Note into the securities purchased by investors in a Qualified Financing (the “Qualified Securities”), or (ii) tender this Note to the Company for immediate repayment of principal and accrued and unpaid interest. Payment of all interest owed and principal shall be made within five (5) Business Days of the tender of the Note. The Company shall give the Payee not less than ten (10) calendar days’ prior written notice of the closing of any such Qualified Financing. The number of Qualified Securities that shall be issuable upon conversion of the Note shall equal the number derived by dividing (x) the principal amount plus accrued and unpaid interest thereon of this Note, by (y) the Qualified Equity Applicable Price. The “Qualified Equity Applicable Price” shall be equal to the lesser of (a) $2.00, and (b) (i) ninety percent (90%) of the conversion price of the securities sold to investors in the Qualified Financing, or (ii) ninety percent (90%) of the issuance price of such securities sold to investors in the Qualified Financing in the event that such securities are not convertible securities. The Qualified Securities to be issued upon any such conversion shall have the same rights, preferences and privileges as the securities issued to investors in the Qualified Financing. The Payee, upon making such conversion or exchange, shall be entitled to all the benefits of any agreements entered into among the Company and the holders of the Qualified Securities. In the event that the securities sold in the Qualified Financing shall be sold as units including warrants, the Payee, upon conversion or exchange, shall receive all the securities comprising the units. No fractional shares shall be issued upon a conversion or exchange of Notes into Qualified Securities. In lieu of any fractional shares to which Payee would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the Qualified Equity Applicable Price, or, at its option, may round up to the nearest whole number the amount of shares the Payee shall receive. At any time prior to the occurrence of a Qualified Financing, the Payee shall have the right, at any time, to convert the principal amount of the Note and all accrued interest at an initial conversion price equal to $2.00 per share (the “Conversion Price”), subject to adjustment as set forth in Section 3(g).

(b)           Except as otherwise expressly provided herein, if the conversion option is elected by the Payee, the conversion of this Note under Section 3(a) above shall be deemed to have been effected on the date of the Qualified Financing once this Note has been surrendered for conversion at the principal office of the Company or acquirer. At such time as such conversion has been effected, the rights of the holder of this Note as the holder of such Note shall cease (with respect to the amount so converted), and the Person or Persons in whose name or names any certificate or certificates for Qualified Securities are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Qualified Securities represented thereby.

(c)           As soon as possible after the conversion has been effected (but in any event within five (5) Business Days), the Company shall deliver to the converting holder a certificate or certificates representing the Qualified Securities issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified. In the event that the Payee elects to tender this Note to the Company for immediate repayment, such payment shall be delivered to the Payee within five (5) Business Days to the address provided by the Payee to the Company at the time of the surrender of this Note.

(d)           The issuance of certificates for Qualified Securities upon conversion of this Note shall be made without charge to the holder hereof in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Qualified Securities. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to ensure that the Qualified Securities or shares of the  Company’s common stock issuable upon conversion of the Qualified Securities shall be validly issued, fully paid and nonassessable and free from all taxes, liens, charges, rights of first refusal, preemptive rights or other claims.

(e)           The Company shall not close its books against the transfer of this Note in any manner which interferes with the timely conversion of this Note. The Company shall assist and cooperate with any holder of this Note required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of this Note (including, without limitation, making any filings required to be made by the Company).

(f)           The Company shall at all times reserve and keep available out of its authorized but unissued capital stock, solely for the purpose of issuance upon  conversion hereunder, such number of shares of Qualified Securities or shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”) issuable upon conversion. All shares of such capital stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of capital stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which such shares of capital stock are then listed.

(g)           If the Company, at any time while this Note is outstanding, issues any debt or equity securities, rights, options or warrants entitling investors to subscribe for, purchase, or convert such securities into shares of Common Stock at a price per share less than the Conversion Price (other than the Warrants and any other instruments or securities convertible into or exchangeable for such equity securities which may be issued to either (i) Company directors or employees pursuant to an equity incentive plan approved by the Company’s Board of Directors, or (ii) professional service providers, including, without limitation, investor relations firms, financial advisors, legal advisors, accountants or other professional service providers), then the Conversion Price shall be reduced effective concurrently with such issuance to a price determined by multiplying such Conversion Price by a fraction: (a) the numerator of which shall be the number of shares of Common Stock deemed outstanding on a fully diluted basis immediately prior to such issue plus the number of shares which the aggregate consideration received (or to be received in the case of any rights, options or warrants) by the Company for the total number of additional shares of Common Stock to be issued on a fully diluted basis would purchase at such Conversion Price and (b) the denominator of which shall be the number of shares of Common Stock deemed outstanding on a fully diluted basis immediately prior to such issue plus the number of such additional shares of Common Stock to be issued on a fully diluted basis (such reduced Conversion Price, the “Weighted Average Conversion Price”).

4.          Prepayment. The Notes may be prepaid in whole or part without the prior written consent of the Subscriber at any time following not less than ten (10) days prior written notice to the Subscriber notifying the Subscriber of the Company’s decision to prepay the Notes. In the event the Company elects to prepay this Note, the Payee shall elect (within such ten (10) day period) to accept such prepayment either in cash or pursuant to the conversion of this Note into that number of shares of Common Stock equal to the number derived by dividing (x) the principal amount plus accrued and unpaid interest hereon, by (y) the Conversion Price or Weighted Average Conversion Price, as applicable. In the event the Payee fails to make such election within the aforementioned notice period, the Note shall be prepaid and settled in cash.

5.          Seniority; Additional Issuances of Debt and Equity.

    (a)          Except for those amounts of indebtedness set forth in Schedule 5 as being pari passu with, the Notes, if any (the “ExistingIndebtedness”), no indebtedness of the Company is senior to, or pari passu with, this Note in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. Other than the Existing Indebtedness, indebtedness permitted pursuant to Section 5(c), and any renewal, refinancing or replacement thereof that does not exceed the aggregate amount of the Existing Indebtedness and the borrowing availability under the related credit or loan agreements on the date hereof, the Company will not, and will not permit any subsidiary to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, that is senior or pari passu in any respect to the Company’s obligations under the Notes, other than indebtedness secured by purchase money security interests (which will be senior only as to the underlying assets covered thereby), indebtedness under capital lease obligations (which will be senior only as to the assets covered thereby) and indebtedness of the types described in Section 5(c) (collectively, “Permitted Indebtedness”); and the Company will not, and will not permit any subsidiary to, directly or indirectly, incur any Lien on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, except to secure any Permitted Indebtedness of the Company or its subsidiaries.

(b)           So long as any Notes are outstanding, neither the Company nor any Subsidiary shall, directly or indirectly issue any shares of Common Stock or Common Stock equivalents with an effective price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on the market price of the Common Stock.

(c)           Notwithstanding anything to the contrary herein, the Company and its subsidiaries shall be permitted to, without the consent of the Payees (i) incur additional indebtedness provided, that such additional indebtedness is either subordinate to the Existing Indebtedness and the Notes, or issued as part of a Qualified Financing, (ii) issue additional shares of Common Stock, subject to any adjustment required by Section 3(g), and/or (iii) enter into a commercial bank loan up to a maximum of $500,000, and/or an accounts receivable line (up to a maximum of $500,000), on commercially reasonable terms.

6.	Method of Payments; Transfer and Replacement.

(a)           Payment. So long as a Payee or any of its nominees shall be the holder of any Note, and notwithstanding anything contained elsewhere in this Note to the contrary, the Company will pay all sums for principal, interest, or otherwise becoming due on this Note held by the Payee or such nominee not later than 3:00 p.m. New York time, on the date such payment is due, in immediately available funds, in accordance with the payment instructions that the Payee may designate in writing, without the presentation or surrender of such Note or the making of any notation thereon. Any payment made after 3:00 p.m. New York time, on a Business Day will be deemed made on the next following Business Day. If the due date of any payment in respect of this Note would otherwise fall on a day that is not a Business Day, such due date shall be extended to the next succeeding Business Day, and interest shall be payable on any principal so extended for the period of such extension. All amounts payable under this Note shall be paid free and clear of, and without reduction by reason of, any deduction, set-off or counterclaim. The Company will afford the benefits of this Section to the Payee and to each other Person to which this Note is validly transferred in accordance with Section 6(b).

(b)           Transfer and Exchange. Upon surrender of any Note for registration of transfer or for exchange to the Company at its principal office, the Company at its sole expense will execute and deliver in exchange therefor a new Note or Notes, as the case may be, as requested by the holder or transferee, which aggregate principal amount is equal the unpaid principal amount of such Note, registered as such holder or transferee may request, dated so that there will be no loss of interest on the Note and otherwise of like tenor; provided that this Note may not be transferred by Payee to any Person without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed). The issuance of new Notes shall be made without charge to the holder(s) of the surrendered Note for any issuance tax in respect thereof or other cost incurred by the Company in connection with such issuance, provided that each Noteholder shall pay any transfer taxes associated therewith. The Company shall be entitled to regard the registered holder of this Note as the holder of the Note so registered for all purposes until the Company or its agent, as applicable, is required to record a transfer of this Note on its register.

(c)           Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction of any Note, upon receipt of an indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon the surrender and cancellation of such Note, the Company, at its expense, will execute and deliver, in lieu thereof, a new Note of like tenor and dated the date of such lost, stolen, destroyed or mutilated Note.

7.	Covenants of the Company. The Company covenants and agrees as follows:

(a)           Consolidation, Merger and Sale. If at any time that this Note is outstanding, the Company provides notice to the Payee that the Company intends to (i) consolidate or merge with or into (or permit any subsidiary to consolidate or merge with or into) any other person other than a subsidiary (where the pre-existing stockholders of the Company will own a majority of the voting stock of the surviving entity), or (ii) sell or otherwise dispose of (or permit any subsidiary to sell or otherwise dispose of) all or substantially all of its property or assets in one or more transactions to any other person or entity, or enter into (or permit any subsidiary to enter into) an agreement with respect to any of the foregoing (a “Change of Control Transaction”), then the Payee will have ten (10) days following the date of such notice (the “COC Notice Period”) to make a binding election either to convert this Note at the Conversion Price, or if applicable at the Weighted Average Conversion Price (which conversion shall be effected as of the date immediately prior to the consummation of the Change of Control Transaction), or receive repayment of principal and accrued and unpaid interest in cash (which repayment in cash shall be effected no later than 30 days after the consummation of the Change of Control Transaction). If the Payee does not make such an election within the COC Notice Period, then the rights granted herein to convert this Note at the Conversion Price, or if applicable the Weighted Average Conversion Price, will be forfeited. In the event that the Company, after providing notice that it intends to pursue a Change of Control Transaction, does not consummate such transaction within 120 days of the date of the aforementioned notice, the Payee’s right to convert this Note at the Conversion Price, or if applicable at the Weighted Average Conversion Price, will be restored as if the notice had not been given by the Company.

(b) Restricted Payments. The Company will not (i) declare or pay any dividends on, or make any other distribution or payment on account of, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any equity interests of any class of the Company or any subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, property or in obligations of the Company or any of its subsidiaries, (ii) other than in respect to accounts payable in the ordinary course of business, payments and prepayments of Permitted Indebtedness, and payments permitted under the Subscription Agreement and/or listed on Schedule 7(e), make any payments of principal of or interest on, or retire, redeem, purchase or otherwise acquire any indebtedness other than this Note and the other Notes, or (iii) other than to incur Permitted Indebtedness, enter into a loan agreement of any kind, without receiving the prior written consent of Noteholders representing at least a majority of the aggregate principal amount of all Notes then outstanding.

(c)           Notice of Qualified Financing. At least ten (10) calendar days prior to the first closing of any Qualified Financing, the Company shall provide the Payee with written notice of the projected closing date of such Qualified Financing, specifying the terms of the transaction and the proposed price per share of Qualified Securities to be paid in such Qualified Financing. The Company shall promptly provide telephonic notice or notice by overnight courier, e-mail or facsimile to Payee of any adjournments or rescheduling of such projected closing date, or any changes to the terms of the Qualified Financing.

(d)           Notes. All Notes shall be on the same terms and shall be in substantially the same form. All payments to the holder of any Note (that has not yet matured or otherwise become due and payable) shall be made to all holders of Notes, pro rata, based on the aggregate principal amount plus accrued but unpaid interest outstanding on such Notes at such time. The Company may make payments on Notes which have become due and payable by their terms without having to make pro rata payments to other holders of Notes whose notes have not yet matured.

(e) Use of Proceeds. The Company shall use the proceeds of the Notes only for general working capital purposes as more fully described on Schedule 7(e) and not to redeem or make any payment on account of any securities or Existing Indebtedness of the Company other than as provided in Schedule 7(e) hereto; provided, that the Company may use proceeds to pay other Notes issued in this Offering if Notes issued in connection with this Offering come due in the ordinary course of business and this Offering is still open at the time such Note must be paid.

8.           Events of Default. If any of the following events takes place before the Maturity Date (each, an “Event of Default”), the Payee at its option may declare all principal and accrued and unpaid interest thereon and all other amounts payable under this Note immediately due and payable; provided, however, that this Note shall automatically become due and payable without any declaration in the case of an Event of Default specified in clause (c) or (e), below:

(a)           the Company fails to make payment of any amount when due under this Note (a “Payment Default”);

(b)           a receiver, liquidator or trustee of the Company or any substantial part of the Company’s assets or properties is appointed by a court order;

(c) the Company is adjudicated bankrupt or insolvent;

(d)           any of the Company’s property is sequestered by or in consequence of a court order and such order remains in effect for more than thirty (30) days;

(e)           the Company files a petition in voluntary bankruptcy or requests reorganization under any provision of any bankruptcy, reorganization or insolvency law or consents to the filing of any petition against it under such law;

(f)           any petition against the Company is filed (and not dismissed or withdrawn within 60 days) under bankruptcy, receivership or insolvency law;

(g)           the Company makes a formal or informal general assignment for the benefit of its creditors, or admits in writing its inability to pay debts generally when they become due, or consents to the appointment of a receiver or liquidator of the Company or of all or any part of its property;

(h)           an attachment or execution is levied against any substantial part of the Company’s assets that is not released within thirty (30) days;

(i)           the Company dissolves, liquidates or ceases business activity, or transfers any major portion of its assets other than in the ordinary course of business;

(j)           the Company breaches any covenant or agreement on its part contained in this Note or any of the other Offering Documents other than a Payment Default, and such breach is not waived or cured within thirty (30) days of receipt by the Company of notice of such breach;

(k)           any material inaccuracy or untruthfulness of any representation or warranty of the Company set forth in this Note, the Subscription Agreement or any of the other Offering Documents;

(l)           there has been an event of default under any of the other Offering Documents, as defined therein, which causes a Material Adverse Effect;

(m)           the Company shall default in any of its obligations under any mortgage, credit agreement or other facility or financing instrument that involves an obligation of the Company of greater than $25,000 whether such indebtedness now exists or shall hereafter be created; or

(n)           the Company has entered against it any monetary judgment, writ or similar final process for an amount greater than $25,000.

       9.            Definitions.

“Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity.

“Noteholder” with respect to any Note, means at any time each Person then the record owner hereof and “Noteholders” means all of such Noteholders collectively.

“Qualified Financing” shall be defined as the sale, subsequent to the final closing of the Offering, for cash by the Company of debt or equity securities in an amount equal to $4,000,000 including the amount of any Notes which convert into securities offered in such Qualified Financing.

10.          Expenses of Enforcement, etc. The Company agrees to pay all reasonable fees and expenses incurred by the Payee in connection with any amendments, modifications, waivers, extensions, renewals, renegotiations or “workouts” of the provisions hereof or incurred by the Payee in connection with the enforcement or protection of its rights in connection with this Note, or in connection with any pending or threatened action, proceeding, or investigation relating to the foregoing, including but not limited to the reasonable fees and disbursements of counsel for the Payee. The Company indemnifies the Payee and its directors, managers, affiliates, partners, members, officers, employees and agents against, and agrees to hold the Payee and each such person and/or entity harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against the Payee or any such person and/or entity arising out of, in any way connected with, or as a result of (i)the consummation of the loan evidenced by this Note and the use of the proceeds thereof or (ii)any claim, litigation, investigation or proceedings relating to any of the foregoing, whether or not the Payee or any such person and/or entity is a party thereto other than any loss, claim, damage, liability or related expense incurred or asserted against the payee or any such person on account of the payee’s or such person’s gross negligence or willful misconduct. Notwithstanding the foregoing, with respect to the indemnification obligations of the Company hereunder, (a) the Company’s aggregate liability under this Note to the Payee shall not exceed the aggregate principal amount of the Note and all accrued and unpaid interest thereon and (b) indemnified liabilities shall not include any liability of any indemnitee arising out of such indemnitee’s gross negligence or willful misconduct. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

11.	Security Interest.

(a)           Security Interest. In order to secure the payment of the principal and interest and all other obligations of the Company hereunder now or hereafter owed by the Company to the Payee under this Note (the “Obligations”), the Company shall execute and deliver the Security Agreement and Collateral Agent Agreement (the “Security Agreement”), pursuant to which the Company will, subject to the terms and conditions set forth in the Security Agreement, grant to the Payee (or its designee) a first priority security interest in the Collateral (as defined in the Security Agreement).

(b)           Collateral Agent. Union Bank, N.A., or an affiliate thereof, shall serve as collateral agent (the “Collateral Agent”) with respect to the Collateral (as defined in the Security Agreement) pursuant to the terms of the Security Agreement.

(c)           The Security Interest shall terminate when all the Obligations (as defined in the Security Agreement) have been fully and indefeasibly paid in full, at which time the Collateral Agent shall execute and deliver to the Company all Uniform Commercial Code termination statements and similar documents which the Company shall reasonably request to evidence such termination.

12.           Amendment and Waiver. The provisions of this Note may not be modified, amended or waived, and the Company may not take any action herein prohibited, or omit to perform any act herein required to be performed by it, without the written consent of the holders of a majority of the then outstanding principal amount of this Note and all similar convertible notes issued in the Company’s offering of Notes; provided, however, that any waiver of any Event of Default shall require the written consent of the holders of not less than 60% of the then outstanding principal amount of this Note and all similar convertible notes issued in the Company’s offering of Notes; provided, further, that any amendment to this Note which (i) changes the Interest Rate in Section 1 hereof, (ii) changes the Maturity Date in Section 2 hereof, or (iii) adversely affects the Payee’s ability to convert or to refrain from converting this Note in its sole discretion pursuant to Section 3 hereof, must be approved in writing by the holder hereof.

13.           Remedies Cumulative. No remedy herein conferred upon the Payee is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

14.           Remedies Not Waived.   No course of dealing between the Company and the Payee or any delay on the part of the Payee in exercising any rights hereunder shall operate as a waiver of any right of the Payee.

15.           Assignments. The Company shall not assign or delegate this Note or any of its liabilities or obligations hereunder.

16.           Headings. The headings of the sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note.

17.           Severability. If any provision of this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

18.           Cancellation. After all principal, premiums (if any) and accrued interest at any time owed on this Note have been paid in full, or this Note has been converted this Note will be surrendered to the Company for cancellation and will not be reissued.

19.           Place of Payment and Notices. Unless otherwise stated herein, payments of principal and interest are to be delivered to the Noteholder at the address provided by the Payee in the Subscription Agreement, or at such other address as such Noteholder has specified by prior written notice to the Company. No notice shall be deemed to have been delivered until the first (1st) Business Day following actual receipt thereof.

20.           Waiver of Jury Trial. The Payee and the Company each hereby waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Note and/or the transactions contemplated hereunder.

21.           Submission   to   Jurisdiction.      THE PARTIES   HERETO EACHHEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN. THE PARTIES HERETO EACH AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE LITIGATED EXCLUSIVELY IN ANY SUCH STATE OR FEDERAL COURT THAT SITS IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, AND ACCORDINGLY, THE PARTIES EACH IRREVOCABLY WAIVE ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH LITIGATION IN

ANY SUCH COURT. Each of the Subscriber and Company hereby irrevocably waive and agree not to assert, by way of motion, as a defense, or otherwise, in every suit, action or other proceeding arising out of or based on this Subscription Agreement and/or the Offering Documents and brought in any such court, any claim that Subscriber or the Company is not subject personally to the jurisdiction of the above named courts, that Subscriber’s or the Company’s property, as applicable, is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

22.           GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

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IN  WITNESS  WHEREOF,  the  Company  has  executed  and  delivered  this  Secured Convertible Promissory Note on the date first written above.

COMPANY:

True Drinks Holdings, Inc.

By:

Name:
Title: